Exhibit 99.1

SUBLEASE AGREEMENT

BETWEEN

PRESBYTERIAN MEDICAL CENTER OF THE UNIVERSITY
OF PENNSYLVANIA HEALTH SYSTEM D/B/A
PENN PRESBYTERIAN MEDICAL CENTER,
SUBLESSOR,

AND

SPARK THERAPEUTICS, INC.,
SUBLESSEE

Dated:      November 10, 2015

Sublease Agreement Between PPMC and Spark Therapeutics, Inc.

SUBLEASE AGREEMENT
THIS SUBLEASE AGREEMENT (this “Sublease”), is hereby entered into this 10th day of November, 2015, but effective as of the Sublease Commencement Date (hereinafter defined), by and between Presbyterian Medical Center of the University of Pennsylvania Health System d/b/a Penn Presbyterian Medical Center, a Pennsylvania non-profit corporation having an address of 39th and Market Streets, Philadelphia, Pennsylvania 19104 (“Sublessor”), and Spark Therapeutics, Inc., a Delaware corporation having and address of 3737 Market Street, 13th Floor, Philadelphia, Pennsylvania 19104 (“Sublessee”).
BACKGROUND
WHEREAS, Wexford‑UCSC 3737, LLC (“Landlord”) and Sublessor entered into that certain Lease dated August 8, 2012, as subsequently amended (collectively, the “Prime Lease”), a copy of which is attached hereto as Exhibit “A”, pursuant to which Landlord leased to Sublessor various premises more particularly described in the Prime Lease (the “Premises”) in the building located at 3737 Market Street, Philadelphia, Pennsylvania 19104 (the “Building”);
WHEREAS, Sublessor represents and warrants that: (1) the Prime Lease is in full force and effect; (2) Sublessor has complied with all of its obligations under the Prime Lease; (3) Landlord has complied with all of its obligations under the Lease; and (4) no event has occurred and no condition exists, which, with the passage of time or the giving of notice or both, would constitute a default under the Prime Lease; and
WHEREAS, Sublessor desires to sublease approximately 14,000 square feet of space on the 11th floor of the Building as more particularly described on Exhibit B hereto (the “Subleased Premises”) to Sublessee and Sublessee desires to sublease from Sublessor the Subleased Premises.
TERMS AND CONDITIONS
NOW, THEREFORE, incorporating the foregoing Background herein by this reference, in consideration of the mutual covenants contained herein, the receipt and legal sufficiency of which are hereby acknowledged and, Sublessor and Sublessee, intending to be legally bound hereby, covenant and agree as follows:
1.Definitions. Unless otherwise defined, all capitalized terms used and not defined in this Sublease shall, for the purposes of this Sublease, have the same meaning ascribed to them in the Prime Lease.
2.Subleased Premises. Conditioned upon Landlord granting Sublessor prior written consent to sublease the Subleased Premises under the Prime Lease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises.
3.Condition of the Subleased Premises. Sublessor shall deliver and Sublessee shall accept the Subleased Premises in its “AS IS” condition as of the Sublease

Commencement Date (hereinafter defined), without requiring any alterations, improvements, repairs, or decorations to be made by Sublessor, or at Sublessor’s expense, either at the time possession is given to Sublessee or during the entire Sublease Term (defined below), including any extension thereof.
4.Term of Sublease. The term of this Sublease (the “Sublease Term”) shall commence on the date upon which Landlord grants its consent to this Sublease provided Sublessee delivers the Retrofit Fund (hereinafter defined) to Sublessor within three (3) business days following written notice of such consent (the “Sublease Commencement Date”), and shall expire on the last day of the thirty-sixth (36th) full calendar month following the Sublease Commencement Date, unless sooner terminated or extended as hereinafter provided. In consideration for the Sublease Term and as a condition precedent to the Sublease Commencement Date, Sublessee shall pay to Sublessor the sum of One Million, Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) (the “Retro-fit Fund”). If the Landlord consent has not been received on or before the date which shall be sixty (60) days after the date when this Sublease is fully executed, then Subtenant may terminate this Sublease, or if the Retro-fit Fund has not been timely received, then Sublessor may terminate this Sublease, in either case upon written notice to the other.
5.Rent. The annual rent (“Fixed Minimum Rent”) for the Subleased Premises shall be as follows, payable in monthly payments, in advance, commencing on the Sublease Commencement Date, without prior notice, demand or set-off. Monthly payments of Fixed Minimum Rent will be due on the first (1st) day of each month during the Sublease Term.

Time Period	Per Square Foot	Monthly Payment	Annual Payment
Commencement Date to 8/31/16	$22.04	$25,710.42	$308,560.00
9/1/16 to 8/31/17	$22.59	$26,355.00	$316,260.00
9/1/17 to 8/31/18	$23.15	$27,008.33	$324,100.00
9/1/18 to Termination Date	$23.73	$27,687.31	$332,247.72

6.Operating Expenses and Real Estate Taxes. Tenant shall pay to Landlord all Operating Expenses and Real Estate Taxes attributable to the Subleased Premises (based upon the relative size of the Subleased Premises in comparison to the Premises) in amounts as determined in the Prime Lease. Such amounts shall be due and payable on a monthly basis within twenty (20) days after receipt by Sublessee of an invoice for Operating Expenses or Real Estate Taxes from Sublessor.
7.Services Provided by Landlord. Sublessor shall have no obligation to provide any services of any nature whatsoever to Sublessee or to the Subleased Premises. However, Sublessor shall make reasonable, good faith efforts to cause Landlord to provide to and for the benefit of the Subleased Premises each and all of the services which Landlord is required to provide to and for the benefit of the Subleased Premises pursuant to the terms and provisions of Section 8 of the Prime Lease. Should Sublessor be unable to obtain any performance by Landlord, Sublessor hereby assigns to Sublessee the right to seek to obtain such performance, such right to include legal action against Landlord. Provided Sublessor has made reasonable, good faith efforts, Sublessor shall have no liability to Sublessee if Landlord fails to provide such services.
8.Use. The Subleased Premises shall be used and occupied solely for the uses permitted under the Prime Lease and for no other purpose (the “Permitted Uses”).
9.Maintenance; Alterations.
a.Subject to the Landlord’s and Sublessor’s obligations, Sublessee shall maintain the Subleased Premises in good, clean, safe, and orderly condition throughout the Sublease Term, and shall comply with all requirements of the Prime Lease applicable to the Subleased Premises, except as otherwise set forth herein. Sublessee shall not be required to perform any maintenance or repair described as a “Landlord’s Obligation,” including those set forth in Sections 7 and 8 of the Prime Lease.
a.    Sublessee shall not make alterations or additions to the Subleased Premises (“Alterations”) except as shown on Exhibit “B” hereto and otherwise in accordance with the plans and specifications therefor first approved by Landlord. Sublessee shall fit-out the shared corridor shown on Exhibit “B” in a manner consistent with the remainder of the space and as approved by Sublessor in writing in advance. Except as specifically stated in this Section 9)b), Sublessee shall not be required to seek Sublessor’s approval for any Alterations. Sublessee’s Alterations shall be performed in accordance with and subject to the requirements and conditions of the Prime Lease as if Sublessee were the Lessee under the Prime Lease.
10.Sublessee’s Covenants. Sublessee covenants during the Sublease Term:
a.    to pay when due all rent due hereunder;
b.    to keep the Subleased Premises in good order, repair, and condition, reasonable wear and tear and damage by fire or other casualty, condemnation, and obligations of Landlord and Sublessor excepted, including, without limitation, all glass (other than the exterior building wall window glass when damage to the same does not arise from the fault or negligence of Sublessee) and doors within the Subleased Premises, and replace all of the same with glass and material of the same quality as that injured or broken, and, at the expiration or termination of this Sublease, peaceably to yield up the Subleased Premises in good order, repair, and condition, reasonable wear and tear and damage by fire or other casualty, condemnation, and obligations of Landlord and Sublessor excepted, first removing all unattached personal property, including telephone equipment, goods, and effects of Sublessee. To the extent specified by Landlord in notice to Sublessee given at least ten (10) days before such expiration or termination, Sublessee shall remove all Alterations made by Sublessee, which Landlord identified in writing as being required to be removed as a condition of its approval for Sublessee to perform such Alteration, and, in the event of such removal, shall repair any damage caused by such removal. Sublessee shall leave the Subleased Premises broom clean and neat, subject to reasonable wear and tear and damage by fire or other casualty, condemnation, and obligations of Landlord and Sublessor, which shall be excepted;

c.    to use and occupy the Subleased Premises only for the Permitted Uses; not to injure or deface the Subleased Premises or Building; not to permit Hazardous Substances (as defined in Section 9(a) of the Prime Lease) in the Subleased Premises; not to permit the emission of any objectionable noise or odor from the Subleased Premises; and not to use the Subleased Premises for any use which is contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;
d.    not to assign, mortgage, pledge or otherwise transfer this Sublease or to make any sublease, or to permit occupancy of the Subleased Premises or any part thereof by anyone other than Sublessee, without the prior written consent of Landlord. A Permitted Transfer, as is defined in Section 10(b)(i) of the Prime Lease, shall be permitted without the prior written consent of Landlord or Sublessor;
e.    to defend, hold harmless, and indemnify Sublessor and Landlord, and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors, agents, and employees, successors and assigns from and against any and all liability (statutory and otherwise), claims, suits, demands, damage, judgments, costs, interest, and expenses (including, but not limited to, reasonable attorneys’ fees and all disbursements incurred in the defense of any action or proceeding), to which they or any of them may be subject or which they may suffer by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of the Subleased Premises, and from any work, installation, or thing whatsoever done in the Subleased Premises, during the Sublease Term, as it may be extended, or arising from any condition of the Subleased Premises due to or resulting from any default by Sublessee in the performance of Sublessee’s obligations under this Sublease or Prime Lease, or from any act or omission of Sublessee or any of Sublessee’s agents, contractors, servants, employees, licensees, or invitees (other than by Landlord or Sublessor, their agents, contractors, servants, employees, licensees, or invitees);
f.    to maintain insurance as set forth in Section 13 of the Prime Lease, naming as additional insureds: Landlord; the Association, BioMed Realty, L.P. and BioMed Realty Trust, Inc.; Sublessor; 3737 Fee Owner, LLC, University City Science Center, Wexford-UCSC 3737 Joint Venture, LLC, Wexford-UCSC 3737 Member, LLC, Wexford Science & Technology, LLC, Wexford Science Center 2, LLC, Wexford Development, LLC and Research Park, Inc. and, upon Landlord’s written request and designation, Landlord’s mortgagee;
g.    that all of the furnishings, fixtures, equipment, effects and property of every kind, nature, and description of Sublessee and all persons claiming by, through or under Sublessee that during the continuance of this Sublease or any occupancy of the Subleased Premises by Sublessee or anyone claiming under Sublessee, may be on the Subleased Premises or elsewhere in the Building, shall be at the sole risk and hazard of Sublessee, and if the whole or any part thereof shall be destroyed or damaged by fire, water, rain, snow, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Sublessor or Landlord, except that Sublessor or Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Sublessee or to any other person, for any injury, loss, damage or liability arising from the gross negligence or willful misconduct of Landlord or Sublessor, their agents, contractors, servants, employees, licensees, or invitees;
h.    to permit Sublessor and its agents: (i) to inspect the Subleased Premises at reasonable times, upon reasonable advance notice, accompanied by a representative of Sublessee; (ii) to enter at any time in the event of an emergency, so long as notice is provided as soon as reasonably practicable; (iii) to make any repairs or replacements required of Landlord or Sublessor under the Prime Lease or this Sublease, if Sublessor shall so elect, using reasonable efforts to avoid unnecessary inconvenience to Sublessee by reason thereof, such repairs, to the extent necessitated by the fault or negligence of Sublessee, its agents or employees, to be at Sublessee’s expense; and (iv) to remove, at Sublessee’s expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like that are not permitted under this Sublease or with respect to which Landlord did not provide prior written approval;
i.    not to place upon the floors of the Subleased Premises any load which exceeds the safe carrying capacity of the structure as determined by Landlord or Sublessor in their sole discretion, and not without Landlord’s and Sublessor’s prior written consent, to install or locate or thereafter move or relocate any safe, vault, or other heavy equipment in, about, or out of the Subleased Premises except in such manner and at such time as Landlord and Sublessor shall in each instance authorize, such authorization not to be unreasonably withheld, conditioned, or delayed;
j.    to provide for itself such other services or supplies as it may require and which Sublessor or Landlord have not expressly agreed to furnish. Sublessee shall not install electric lines of any sort without the prior written consent of Landlord and Sublessor, which consent not to be unreasonably withheld, conditioned, or delayed; and
k.    to comply with all of the terms and conditions of the Prime Lease applicable to the Subleased Premises, as though Sublessee were the Lessee under the Prime Lease, except as specifically excluded under this Sublease.
11.Events of Default. Sublessee shall be in default under this Sublease upon the occurrence of any of the following events (hereinafter referred to as “Events of Default”):
a.    Sublessee fails to pay any installment of rent within five (5) business days after it is due and payable and such failure shall continue for a period of five (5) days from Sublessee’s receipt of notice thereof; provided, however, that if Sublessee shall fail to pay more than two (2) times in any twelve (12) month period, then the third (3rd) such violation shall be deemed an Event of Default (without any notice);
b.    Sublessee fails to perform any other obligation hereunder, which failure shall continue unremedied by Sublessee for a period of twenty-five (25) days after written notice thereof shall have been given to Sublessee by Sublessor, unless such default is of such nature that it cannot reasonably be cured within such twenty-five (25) day period, in which case no Event of Default shall occur so long as Sublessee shall commence the curing of the default within such twenty-five (25) day period and shall thereafter diligently prosecute the curing of same but in no event later that ninety (90) days after the date notice is given by Sublessor to Sublessee; or
c.    Sublessee makes any assignment for the benefit of creditors, commits any act of bankruptcy, or files a petition under any bankruptcy or insolvency law; or if such a petition is filed against Sublessee and is not dismissed within ninety (90) days after the date of such filing; or if a receiver or similar officer becomes entitled to Sublessee’s leasehold hereunder and it is not returned to Sublessee within sixty (60) days; or if such leasehold is taken on execution or other process of law in any action against Sublessee.
12.Sublessor’s Remedies.
a.    Upon the occurrence of any Event of Default, at the sole option of Sublessor, Sublessor may immediately, or at any time while such Event of Default exists, without further notice, but by any lawful means, and in connection therewith, by action at law or otherwise in accordance with law, enter the Subleased Premises and repossess the same as of Sublessor’s former estate; expel Sublessee and those claiming through or under Sublessee; and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant. Upon such entry, this Sublease shall terminate, but Sublessee shall remain liable as hereinafter provided. Sublessee hereby waives all statutory procedural rights (and the right of redemption, if any, to the extent such right may be lawfully waived) and agrees that Sublessor, without notice to Sublessee, may store Sublessee’s effects, and those of any person claiming through or under Sublessee, at the expense and risk of Sublessee, and, if Sublessor so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Sublessor from Sublessee, if any, and pay over the balance, if any, to Sublessee.
b.    Upon the occurrence of any Event of Default, Sublessor may charge a late charge of one percent (1%) per month on such delinquent accounts, until the amount due is paid.
c.    Intentionally deleted.
d.    Intentionally deleted.
e.    Intentionally deleted.
13.Sublessor Lien Waiver.
a.    Sublessor hereby waives, releases, and relinquishes to any lender to Sublessee (“Lender”) all right, title, interest, claim, and lien which Sublessor has or may in the future have in, to, or against any Tenant Property (as defined in Section 11(f) of the Prime Lease). Notwithstanding the foregoing, under no circumstance shall the Tenant Property include any alterations, improvements, fixtures, or equipment installed by or paid for by Sublessor. The

Tenant Property shall not be subject to levy, sale on distress, or distraint for rent, or any claim, lien, or demand of any kind by Sublessor.Upon the satisfaction Lender’s loan, Sublessor’s interest in the Tenant Property shall be automatically revived.
b.    Subject to the requirements of this Sublease, Sublessor hereby authorizes Lender, Sublessee’s attorneys, agents, and employees to enter the Subleased Premises and to take possession of, remove or dispose of the Tenant Property, provided in all cases, Lender shall pay all costs to repair any damages (including any replacements) caused, in whole or in part, by its removal of the Tenant Property from the Subleased Premises.
c.    At such time as Sublessee vacates the Subleased Premises, voluntarily or involuntarily, the Sublease is terminated, or Lender repossesses the Tenant Property, Lender may store the Tenant Property on the Subleased Premises solely for a period of thirty (30) days and otherwise operate the Subleased Premises, prepare the Tenant Property for sale for such thirty (30) day period, provided that if Sublessee has vacated the Subleased Premises and Lender has taken possession of the Premises, Lender pays to Sublessor all rent and other sums due and payable under the Sublease (including charges for utilities and operating expenses).
d.    Sublessor shall endeavor to notify Lender at such time as Sublessee breaches the Sublease or vacates the Subleased Premises, or Sublessor terminates the Lease, to allow Lender to cure or cause Sublessee to cure such Event of Default. Notwithstanding anything to the contrary, in no event shall the failure of Sublessor to provide notice to Lender be considered a breach of this Sublease. Notwithstanding Lender’s receipt of notice, Lender shall have no obligation to cure Sublessee’s default.
14.Intentionally omitted.
15.Damage or Destruction. Tenant shall promptly notify Sublessor and Landlord of any damage to the Subleased Premises or the Building occasioned by fire, windstorm, or other elements, earthquake, or other casualty or any other cause (a “Casualty”). If such Casualty renders the Subleased Premises or portion thereof untenantable or otherwise precludes full and normal access to the Subleased Premises, Sublessor or Landlord shall, within ninety (90) days following such Casualty, cause a reasonable estimate to be prepared by a reputable architect or engineer and deliver to Tenant the amount of time reasonably estimated to be required to repair and restore the portion of the Subleased Premises rendered untenantable by the Casualty and, if applicable, to restore full access to the Subleased Premises (exclusive of any work that is the responsibility of Tenant hereunder) using standard working methods and procedures (the “Completion Estimate”). If the Completion Estimate indicates that the Subleased Premises and, if applicable, access thereto, cannot be repaired and restored within twelve (12) months of commencement of such restoration (a “Major Casualty”), then Sublessee, Sublessor, or Landlord shall have the right to terminate this Sublease by giving written notice to the others of such election within thirty (30) days after Tenant’s receipt of the Completion Estimate.
16.Compliance with Law. The parties recognize that this Sublease is subject to applicable local, state, and federal statutes and rules and regulations. Any provisions of applicable statutes or rules or regulations that would invalidate any term of this Sublease or would cause any of the parties hereto to be in violation of law, or which would threaten the status of Sublessor as an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), exempt from federal income taxation under Section 501(a) of the Code, or threaten the ability of Sublessor and/or its affiliates to finance facilities or services through tax-exempt bond financings, shall be deemed to have superseded the terms of this Sublease, provided that the parties shall use their commercially reasonable efforts to accommodate the terms of this Sublease to the greatest extent possible.
Sublessee’s Thirteenth Floor Space. From and after the commencement of this Sublease, Sublessee upon 120 days written notice to Sublessor shall have the option to assign or sublease to Sublessor (“Sublessee Option”) its lease for the thirteenth (13th) floor of the Building (“Offer Space”), which it leases from Landlord by Lease dated March 31, 2014 (“Sublessee’s Lease”) to Sublessor.  Commencing on January 2, 2022, Sublessor shall have the option, in Sublessor’s sole discretion, to take possession of the Offer Space by assignment or sublease (“Sublessor Option”) from Sublessee upon 120 days written notice to Sublessee; provided, however, Sublessee shall not be obligated to assign and  deliver possession of the Offer Space under the Sublessor Option if at the time of such requested assignment or subleasing, Sublessee’s business operations would be materially and detrimentally harmed by virtue of such requested assignment (i.e., Sublessee does not then have operational laboratory or GMP facilities sufficient to conduct Sublessee’s business) (a “Business Exception”).  In the event an assignment or sublease is not effected by reason of a Business Exception, Sublessee shall use commercially reasonable efforts to remedy the underlying cause giving rise to the Business Exception so as to affect the intended assignment or sublease under the Sublessor Option.  As of the date hereof, Sublessee anticipates that on or about December 31, 2018 its business operations will be benefitted if Sublessee vacates the Offer Space at that time.  However, Sublessee does not warrant that such anticipated benefit to vacate the Offer Space shall exist at that time or at any time and Sublessee shall not be obligated to vacate the Offer Space at that time or at any time nor shall Sublessee have any other obligation to Sublandlord or be liable to Sublandlord in any way with respect to the Offer Space other than as set forth in this Section 17.  At the time of exercise of the Sublessee Option or a duly effected Sublessor Option, subject to Landlord’s consent, Sublessee shall assign or sublease and in either case, Sublessor shall assume all of Sublessee’s obligations under the Sublessee’s Lease from and after the date thereof provided, as a condition, Sublessee is released of all further obligations under the Sublessee’s Lease. Sublessor’s occupancy of the Offer Space shall be on the same terms and conditions included in Sublessee’s Lease. Sublessee has delivered, and Sublessor has received, a true and correct copy of Sublessee’s Lease for Sublessor’s review. In addition, upon not less than twenty-four (24) hours prior notice to Sublessee, Sublessor shall have the right to inspect the Offer Space, accompanied by a representative of Sublessee.  Consent by Landlord to any assignment or sublease of the Premises shall be evidenced by a separate agreement. Landlord shall not withhold consent to any sublease if the terms of such sublease are substantially similar to the terms of this Sublease, in Landlord good faith determination.

17.Miscellaneous.

a.    The failure of Sublessor to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Sublease, or any of the rules and regulations referred to hereinabove, whether heretofore or hereafter adopted by Sublessor shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Sublessor of rent or additional rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. No provision of this Sublease shall be deemed to have been waived by Sublessor, or by Sublessee, unless such waiver is in writing signed by the party to be charged. No consent or waiver, express or implied, by Sublessor or Sublessee to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.
b.    The specific remedies to which Sublessor may resort under the terms of this Sublease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Sublessee of any provisions of this Sublease. In addition to the other remedies provided in this Sublease, Sublessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violations of any of the covenants, conditions or provisions of this Sublease or to a decree compelling specific performance of any such covenants, conditions or provisions.
c.    If any term of this Sublease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, whether by operation of the laws of bankruptcy, insolvency, or otherwise, the remainder of this Sublease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Sublease shall be valid and enforceable to the fullest extent permitted by law.
d.    If Sublessee shall at any time default in the performance of any obligation under this Sublease, Sublessor shall have the right, but shall not be obligated, to enter upon the Subleased Premises and to perform such obligation notwithstanding the fact that no specific provisions for such substituted performance by Sublessor is made in this Sublease with respect to such default. In performing such obligation, Sublessor may make any payment of money or perform any other act. All sums so paid by Sublessor (together with interest at the rate of eight percent (8%) per annum) and all necessary incidental costs and expenses in connection with the performance of any such act by Sublessor (including, without limitation, reasonable attorneys’ fees incurred by Sublessor), shall be deemed to be additional rent under this Sublease, and shall be payable to Sublessor immediately upon demand. Sublessor may exercise the foregoing rights without waiving any other of its rights or releasing Sublessee from any of its obligations under this Sublessee.
e.    Without limiting the generality of any other provision of this Sublease, Sublessee agrees to comply with all laws, ordinances, rules, or regulations now or hereafter in effect of all governmental authorities having jurisdiction over the Subleased Premises which affect the use or supply of energy or energy-related services, including, without limitation, heat, electricity, and air conditioning. Sublessee agrees further that neither Sublessee’s duty to comply with any such law, ordinance, rule, or regulation, nor Sublessor’s inability to provide energy or energy-related services at the level contemplated by this Sublease because of any such law, ordinance, rule, or regulation shall excuse the performance of any covenant to be performed by Sublessee under this Sublease, including, without limitation, the payment of rent, and shall not constitute constructive eviction, give Sublessee the right to terminate this Sublease, nor result in the abatement or diminution of rent or any amount payable hereunder as rent.
f.    All of the terms, provisions, covenants and conditions of the Prime Lease are incorporated herein by reference and made a part hereof and are superior to this Sublease, except that Sublessee shall be obligated to pay the Fixed Minimum Rent provided for in this Sublease and not the amounts of rent and rental escalations and other charges provided to be paid by Sublessor under the Prime Lease, and sections specific to the preparation of the Premises/Subleased Premises, such as Sections 2(d)(i), 3(b), and 5 of the Prime Lease (Board Approval Contingency, Delivery Delay, and Delivery respectively) shall not apply to this Sublease. Subject to the first sentence of this Section 18f, as between the parties hereto, Sublessee hereby assumes all of the obligations of Sublessor as Lessee under the Prime Lease, and, as between the parties hereto, Sublessor shall have all of the rights of Landlord under the Prime Lease as against Sublessee.
g.    All rights of Sublessee under this Sublease are subject to Sublessor’s rights, as Lessee, under the Prime Lease. Notwithstanding anything to the contrary contained herein, Sublessee shall have no rights with respect to Section 32 of the Prime Lease.
h.    Sublessor shall have no liability whatsoever for any default by Landlord under the Prime Lease.
i.    If for any reason the Prime Lease shall expire or terminate before the end of the Sublease Term or any renewal thereof, then this Sublease shall also expire or terminate on the same date that the Prime Lease expires or terminates. In such event, neither Landlord nor Sublessor shall in any way be responsible or liable to Sublessee for the early termination of this Sublease.
j.    This Sublease and the Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter. No modification of this Sublease shall be binding on the parties unless it is in writing and signed by both parties hereto.
k.    Where applicable in this Sublease, the singular includes the plural and the masculine or neuter includes the masculine, feminine, and neuter. Whenever used in this Sublease: (i) the words “herein,” “hereunder,” “hereinabove,” “hereinafter,” or similar words are used, the same shall be deemed to refer to this entire Sublease (including all Exhibits attached hereto, which are hereby incorporated by reference herein), unless expressly stated to the contrary, and (ii) the words “include,” “includes,” “included,” and “including,” and words of similar import shall be construed as if followed by the phrase “without limitation.”

l.    The headings in this Sublease are for purposes of reference only and shall not limit or define the meanings hereof.
m.    All references to “days” in this Sublease shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days other than a Saturday, Sunday, or legal holiday in the Country. In computing any period of time pursuant to this Sublease, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is not a business day, in which event the period runs until the end of the next business day.
n.    Copies of original signatures delivered electronically (by email and PDF) shall be deemed to be original signatures binding the parties.
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IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease the day and year first above written.

Presbyterian Medical Center of the University of
Pennsylvania Health System d/b/a Penn
Presbyterian Medical Center, a Pennsylvania
non‑profit corporation

By: /s/ Michele M. Volpe
Name: Michele M. Volpe
Title: CEO
Date: 11/4/2015

SPARK THERAPEUTICS, INC., a Delaware
corporation

By: /s/ Jeffrey D. Marrazzo
Name: Jeffrey D. Marrazzo
Title: Chief Executive Officer
Date: 11/10/2015

Signature Page to Sublease Agreement Between The Trustees of
the University of Pennsylvania and Spark Therapeutics, Inc.

EXHIBIT “A”

Prime Lease (with all amendments)

Exhibit “A”, cover page

EXHIBIT “B”

Subleased Premises

Exhibit “B”, cover page